                                                                    EXHIBIT 10.2



                                               TEXT OMITTED AND FILED SEPARATELY
                                               "CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                          200.83 AND 240.24b-2."


                          SECURITIES PURCHASE AGREEMENT

               SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 14, 2000, between ISIS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and ELAN INTERNATIONAL SERVICES, LTD., a Bermuda exempted limited liability company ("EIS") and a wholly-owned subsidiary of Elan Corporation, plc, an Irish public limited company ("Elan").

                                R E C I T A L S:

               A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, (i) 12,015 shares of a newly-created series of the Company's Preferred Stock, par value $.001 per share, designated "Series B Convertible Exchangeable Preferred Stock" (the "Series B Preferred Stock"), (ii) shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), in amounts and at the times determined pursuant to Section 1(b)(ii) and
(iii) hereof (the "Common Shares" and together with all shares of the Series B Preferred Stock, the "Shares"), and (iii) warrants to purchase shares of Common Stock in amounts and at the times determined pursuant to Section 1(b)(ii) and
(iii) hereof (the "Warrants"). In addition, EIS has agreed to lend certain funds to the Company pursuant to a convertible promissory note in the form attached hereto as Exhibit A (as may be amended at any time, the "Note" and, together with the Series B Preferred Stock, the Common Shares, and the Warrants, the "Securities"), with a maximum aggregate principal amount of U.S.$12,015,000, amounts in respect of which shall be disbursed in accordance with its terms and subject to the conditions contained herein and therein and in the Funding Agreement. The rights, preferences and privileges of the Series B Preferred Stock are as set forth in the Certificate of Designation of the Series B Convertible Preferred Stock, (the "Certificate of Designation"), the form of which is attached hereto as Exhibit B.

               B. The Company and EIS have formed HepaSense Ltd., a Bermuda exempted limited liability company ("HepaSense"), and pursuant to the terms of a Subscription, Joint Development and Operating Agreement, dated as of the date hereof (as may be amended at any time, the "JDOA"), simultaneously with the transactions contemplated by this Agreement, the Company shall acquire from HepaSense, for an aggregate purchase price of $12,015,000, (i) 6,001 shares of HepaSense's voting common stock, par value US$1.00 per share (the "HepaSense Common Shares"), representing 100% of the outstanding shares of such class of stock, and (ii) 3,612 shares of HepaSense's non-voting, convertible preferred stock, par value US$1.00 per share (the "HepaSense Preferred Shares" and together with the HepaSense Common Shares, the "HepaSense Capital Shares"), representing 60.20% of the aggregate outstanding HepaSense Preferred Shares and, on a fully diluted basis, 30.097% of the outstanding HepaSense Capital Shares. EIS will acquire from HepaSense, for an aggregate purchase price of $2,985,000, 2,388 HepaSense Preferred Shares, representing 39.80% of the aggregate outstanding HepaSense Preferred Shares and, on a fully diluted basis, 19.898% of the outstanding HepaSense Capital Shares. Additionally, as of the date hereof, HepaSense has entered into license agreements with (i) Elan and its subsidiary, Elan Pharma International Limited (such agreement, as may be amended at any time, the "Elan License

Agreement"), and (ii) the Company (such agreement, as may be amended at any time, the "Company License Agreement" and, together with the Elan License Agreement, the "License Agreements").

               C. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement, in the form attached hereto as Exhibit C (as amended at any time, the "Company Registration Rights Agreement"), in respect of the Common Stock issued or issuable upon (i) conversion of the Series B Preferred Stock and/or the Note and exercise of the Warrants, and (ii) the Common Shares to be issued and purchased hereunder, and any other Common Stock issued to EIS or any of its affiliates or permitted transferees upon any stock split, stock dividend, recapitalization or similar event affecting the Securities. The Company, EIS and HepaSense are also executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as Exhibit D (as amended at any time, the "HepaSense Registration Rights Agreement"), in respect of the purchase of HepaSense Common Shares and HepaSense Preferred Shares by the Company and EIS. Additionally, the Company and EIS are executing and delivering on the date hereof a Funding Agreement in the form attached hereto as Exhibit E (the "Funding Agreement;" and, together with this Agreement, the Certificate of Designation, the JDOA, the Company Registration Rights Agreement, the HepaSense Registration Rights Agreement, the License Agreements and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and by the JDOA, the "Transactions Documents").

                               A G R E E M E N T:

               The parties hereto agree as follows:

               SECTION 1.  Closing.

               (a) Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof (the "Closing Date"), at the offices of Brock Silverstein LLC, 800 Third Avenue, 21st Floor, New York, NY 10022.

               (b) Issuance of Securities.

                      (i) At the Closing, the Company shall issue and sell to EIS, and EIS shall purchase from the Company, for an aggregate purchase price of US$12,015,000 (the "Preferred Stock Purchase Price"), 12,015 shares of Series B Preferred Stock.

                      (ii) On the sixtieth (60th) trading day after the Closing (the "First Subsequent Purchase Date"), the Company shall issue and sell to EIS, and EIS shall purchase from the Company, for an aggregate purchase price of US$7,500,000 ("First Common Stock Purchase Price"),
        (A) the number of shares of Common Stock determined by dividing the First Common Stock Purchase Price by [ * ] of the average closing price of the Common Stock for the [ * ] trading days ending two days prior such [ * ] trading day and (B) a Warrant to purchase a number of shares of Common Stock equal to [ * ] of the aggregate number of shares of Common Stock to be purchased by EIS pursuant to clause (ii)(A) above, pursuant to a warrant certificate in the form attached hereto as Exhibit
        F. The purchase by

                                               *CONFIDENTIAL TREATMENT REQUESTED

        EIS of the securities to be issued on the First Subsequent Purchase Date is conditioned upon EIS' obtaining requisite approval, if any, pursuant to the Mergers and Takeover (Control) Act 1978-1996 (Ireland) (the "Mergers Act").

                      (iii) On any day within 5 trading days after the receipt by EIS from the Company of notification of the occurrence of the Completion Date (the "Second Subsequent Purchase Date"), the Company shall issue and sell to EIS, and EIS shall purchase from the Company, for an aggregate purchase price of US$7,500,000 (the "Second Common Stock Purchase Price"), (A) the number of shares of Common Stock determined by dividing the Second Common Stock Purchase Price by [ * ] of the average closing price of the Common Stock for the 60 trading days ending two days prior to the Completion Date and (B) a Warrant to purchase a number of shares of Common Stock equal to 5% of the aggregate number of shares of Common Stock to be purchased by EIS pursuant to clause (iii)(A) above, pursuant to a warrant certificate in the form attached hereto as Exhibit G. "Completion Date" shall mean the date upon which a nine month toxicity study, with results sufficient to support a decision that ISIS 14803 has [ * ], has been completed. The purchase by EIS of the securities to be issued on the Second Subsequent Purchase Date is conditioned upon EIS' obtaining requisite approval, if any, pursuant to the Mergers Act.

               (c) Convertible Note Facility. EIS shall lend the Company up to US$12,015,000, pursuant to the terms and conditions of the Note.

               (d) Delivery.

                      (i) At the Closing:

                             (A) EIS shall pay the Preferred Stock Purchase Price by wire transfer to an account designated by the Company and the parties hereto shall execute and deliver to each other, as applicable:
        (I) a certificate or certificates for the Series B Preferred Stock; (II) the Note; (III) the Company Registration Rights Agreement; (IV) the HepaSense Registration Rights Agreement; (V) the JDOA; (VI) the Certificate of Designation, as filed with the Secretary of State of the State of Delaware; (VII) the License Agreements; (VIII) the Funding Agreement; (IX) a secretary certificate, in substantially the form of Exhibit H attached hereto; and (X) any other documents or instruments reasonably requested by a party hereto; and

                             (B) The Company shall cause to be delivered to EIS an opinion of counsel in the form attached hereto as Exhibit I;

                             (C) There shall have been delivered to EIS and the Company a legal opinion of Bermuda counsel to HepaSense with respect to the due organization of HepaSense and the valid issuance by HepaSense of shares of HepaSense Capital Shares to EIS and the Company.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                      (ii) On the First Subsequent Purchase Date, EIS shall pay the First Common Stock Purchase Price by wire transfer to an account designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (A) a certificate or certificates for the Common Stock to be purchased on the First Subsequent Purchase Date, as determined pursuant to Section 1(b)(ii) hereof; (B) the Warrant to be issued pursuant to Section 1(b)(ii) hereof; (C) a secretary certificate of the Company, in substantially the form of Exhibit H; and
        (D) any other documents or instruments reasonably requested by a party hereto;

                      (iii) On the Second Subsequent Purchase Date, EIS shall pay the Second Common Stock Purchase Price by wire transfer to an account designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (A) a certificate or certificates for the Common Stock to be purchased on the Second Subsequent Purchase Date, as determined pursuant to Section 1(b)(iii) hereof; (B) the Warrant to be issued pursuant to Section 1(b)(iii) hereof; (C) a secretary certificate of the Company, in substantially the form of Exhibit H; and (D) any other documents or instruments reasonably requested by a party hereto.

               (e) Exemption from Registration. The Securities and any underlying shares of Common Stock will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the certificates evidencing the Series B Preferred Stock and the Common Shares, the Warrants, the Note and any shares of Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain legends, substantially in the forms as follows:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

               THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 14, 2000, BY AND BETWEEN ISIS PHARMACEUTICALS, INC. AND ELAN INTERNATIONAL SERVICES, LTD.

               SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to EIS, as of the date hereof, as follows:

               (a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "Company Material Adverse Effect").

               (b) Capitalization. As of the Closing Date, the Company has reserved a sufficient number of shares of Common Stock: (i) for issuance upon conversion of the Series B Preferred Stock being purchased hereunder by EIS (including dividends in-kind thereon), (ii) for issuance upon exercise of the Warrants, and (iii) for issuance upon conversion of the Note (including interest payable thereon). The Shares, when issued against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights. The shares of Common Stock underlying the Series B Preferred Stock, the Note and the Warrants (the "Underlying Shares"), when issued upon conversion or exercise in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights.

               (c) Authorization of Transactions Documents. The Company has full corporate power and authority to execute and deliver this Agreement and each of the other Transactions Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Transactions Documents to which it is a party, including the issuance and sale of the Securities, have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement and each of the other Transactions Documents to which it is a party will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (A) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (B) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

               (d) No Violation. The execution, delivery and performance by the Company of this Agreement and each other Transactions Document to which it is a party, including the issuance and sale of the Securities, and compliance with the provisions hereof and thereof by the Company, does not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Certificate of Incorporation, as amended, or by-laws, of the

Company, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets, or (iii) any material contract or agreement affecting the Company, including any contract filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K") or any subsequent interim quarterly report, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Company Material Adverse Effect.

               (e) Approvals. Other than as may be necessary pursuant to the Mergers Act or applicable Bermuda Securities laws, no material permit, authorization, consent, approval, or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transactions Documents, including the issuance and sale of the Securities, by the Company, other than the filing of a Form D by the Company pursuant to Regulation D under the Securities Act ("Regulation D").

               (f) SEC Filings. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC Filings") required to be filed by the Company on or before the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be.

               (g) Financial Statements. The audited financial statements of the Company for the years ending December 31, 1997 and December 31, 1998, together with the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years then ended and the reports and opinions thereon of Ernst & Young LLP, contained in the Company's 1997 Form 10-K and 1998 Form 10-K and the Company's unaudited balance sheet for the period ending September 30, 1999, together with the related statements of operations, stockholders' equity (deficit) and cash flows for the quarter then ended (as set forth in the Company's Form 10-Q, for the quarterly period ending September 30,
1999), comply as to form in all material respects with applicable accounting requirements and the published rules and regulation of the SEC with respect thereto, and fairly present, in all material respects, the financial position of the Company and the results of its operations and its cash flows at such dates and for the periods then ended and were prepared in conformity in all material respects with generally accepted accounting principles applied on a consistent basis, subject, in the case of the unaudited financial statements for the quarterly period ending September 30, 1999, to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosures.

               (h) Litigation. There is no legal, administrative, arbitration or other action or proceeding or to the Company's knowledge governmental investigation pending, or to the

Company's knowledge, threatened in writing against the Company, or any director, officer or employee of the Company that challenges the validity or performance of this Agreement or the other Transactions Documents to which the Company is a party.

               (i) Absence of Certain Events. Since December 29, 1999, except as contemplated by the Transactions Documents, (A) the Company has not (i) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (ii) varied its business plan or practices, in any material respect, from past practices, (iii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transactions Documents to which it is a party, or (iv) suffered or permitted to be incurred any liability or obligation or any lien or encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transactions Documents to which it is a party, and (B) there has not been any change or development which has had, or in the Company's reasonable judgment is likely to have, a Company Material Adverse Effect.

               (j) Disclosure. The representations and warranties set forth herein and in the other Transactions Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

               (k) Brokers or Finders. There have been no investment bankers, brokers or finders used by the Company in connection with the transactions contemplated by the Transactions Documents and no such persons or entities are entitled to a fee or compensation in respect thereof.

               SECTION 3. Representation and Warranties of EIS. EIS hereby represents and warrants to the Company, as of the date hereof, as follows:

               (a) Organization. EIS is duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS (an "EIS Material Adverse Effect").

               (b) Authorization of Transactions Documents. EIS has full corporate power and authority to execute and deliver this Agreement and each of the other Transactions Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by EIS of this Agreement and each other Transactions Document to which it is a party, including the purchase and acceptance of the Securities, have been duly authorized by all requisite corporate action by EIS and, when executed and delivered by EIS, this Agreement and each of the other Transactions Documents to which it is a party, will be the valid and binding obligations of EIS, enforceable against it in accordance with their respective terms, except
(A) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (B) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

               (c) No Violation. The execution, delivery and performance by EIS of this Agreement and each other Transactions Document to which it is a party, including the purchase and acceptance of the Securities, and compliance with provisions hereof and thereof by EIS, will not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Memorandum and Articles of Association of EIS, (ii) any applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EIS or any of its properties or assets, or (iii) any material contract to which EIS is party, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EIS Material Adverse Effect.

               (d) Approvals. Except for consent required under the Mergers Act, no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transactions Documents by EIS.

               (e) Investment Representations.

                      (i) EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transactions Documents to which it is a party, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person (other than Elan) has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EIS shall be permitted to convert or exchange such Securities in accordance with their terms.

                      (ii) EIS has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Securities (or the Underlying Shares), other than a transfer to a current affiliate or subsidiary or a special purpose financing or similar vehicle established by EIS or one of its affiliates.

                      (iii) EIS acknowledges its understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act by virtue of the provisions of Regulation D. In furtherance thereof, EIS represents and warrants that it is an "accredited investor" as that term is defined in Regulation D, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

                      (iv) EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration is available, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. EIS understands that the Company is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights with respect to certain of the Securities (and the Underlying Shares), as provided in the Company Registration Rights Agreement. EIS understands the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

               (f) Litigation. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to EIS's knowledge threatened, against EIS that challenges the validity or performance of this Agreement or the other Transactions Documents to which EIS is a party.

               (g) Brokers or Finders. There have been no investment bankers, brokers or finders used by EIS in connection with the transactions contemplated by the Transactions Documents and no such persons or entities are entitled to a fee or compensation in respect thereof.

               SECTION 4.  Covenants of the Parties.

               (a) Operating Covenants. From and after the Closing Date for so long as the Note is outstanding and until the earlier to occur of the exercise or expiration of the EIS Exchange Right (as such term is defined in Section 5 hereof), the Company shall not without the prior written consent of EIS: (i) sell, transfer, encumber, pledge or otherwise affect, in any respect, (A) any HepaSense Capital Shares owned by the Company, including, without limitation, those HepaSense Preferred Shares transferable to EIS upon exercise by EIS of the EIS Exchange Right, or (B) its ability to permit EIS to exercise the EIS Exchange Right in full, as provided herein or (ii) enter into any material transaction with a director, officer or beneficial owner of more than 20% of Common

Stock on other than an arm's length basis. From and after the Closing Date and until the earlier to occur of the exercise or expiration of the EIS Exchange Right, EIS shall not without the prior written consent of the Company encumber, pledge or otherwise affect, in any respect, any HepaSense Capital Shares owned by EIS.

               (b) Fully-diluted Stock Ownership. Notwithstanding any other provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its affiliates, if applicable) holds or has the right to receive Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of [ * ] of the Company's outstanding Common Stock on a fully diluted basis (assuming the exercise, exchange or conversion of such securities beneficially owned by EIS or its affiliates, but not the exercise, exchange or conversion of any other similar securities), EIS shall have the right to convert the Series B Preferred Stock and the shares issuable upon conversion of the Note into non-voting, convertible liquidation preferred stock of the Company such that EIS and its affiliates will not directly or indirectly own more than [ * ] of the Common Stock for a period of at least two years from the election of the conversions of the Series B Preferred Stock or the Note. In the event that EIS shall undertake to exercise such right, EIS shall retain the additional right to exchange such new class of equity security for Common Stock, in its discretion at any time after two years from the issuance date of the new securities pursuant to the terms of the underlying security. Each of the Company and EIS shall use commercially reasonable efforts to effect such transactions and any required subsequent conversions or adjustments to EIS's securities position, on a quarterly basis, within 10 business days of the end of each of EIS's fiscal quarters. The Company shall bear the fees and expenses in connection with the foregoing for the first such conversion by EIS; thereafter, EIS shall reimburse the Company for its reasonable legal fees and expenses, filing fees and other reasonable and documented costs and fees in connection with carrying out the foregoing.

               (c) Use of Proceeds. The Company shall use the proceeds of (i) the issuance and sale of the Series B Preferred Stock solely to fund its initial capital contributions to, and funding of, HepaSense as described in the JDOA, and (ii) the issuance and funding of the Note solely to fund development amounts in connection with the business of HepaSense, as described in the Funding Agreement and, in each case, for no other purpose.

               (d) Confidentiality; Non-Disclosure.

                      (i) Subject to clauses (ii) and (iii) below, from and after the date hereof, neither the Company nor EIS (nor their respective affiliates) shall disclose to any person or entity this Agreement or the other Transactions Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible, or
        (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein. The parties shall be entitled to seek injunctive or other equitable

                                               *CONFIDENTIAL TREATMENT REQUESTED
        relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral.

                      (ii) Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance shall obtain the consent of the other party to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if such second party shall not have responded to such consent request within five business days, such consent shall be deemed given.

                      (iii) This Section 4(d) shall not be construed to prohibit disclosure by the receiving party of any information which has not been previously determined to be confidential by the disclosing party, or which shall have become publicly disclosed (other than by breach of the receiving party's obligations hereunder).

               (e) Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transactions Documents.

               SECTION 5. Conversion and Exchange Rights. The Certificate of Designation sets forth certain rights of the holders of shares of Series B Preferred Stock to convert such shares of preferred stock into newly issued shares of Common Stock, or to exchange such shares of Series B Preferred Stock into (i) the shares of HepaSense Preferred Shares owned by the Company or (ii) if the HepaSense Preferred Shares issued to the Company on the date hereof are converted into HepaSense Common Shares, the HepaSense Common Shares received upon such conversion (the "EIS Exchange Right"), both on the terms and conditions set forth therein.

               SECTION 6. Pledge of HepaSense Preferred Shares.

               (a) In order to secure the Company's obligations pursuant to the EIS Exchange Right, except as provided in Section 6(e) hereof, the Company hereby pledges, assigns, grants and sets over to EIS, all of the Company's right, title and interest in and to all HepaSense Preferred Shares deliverable by the Company upon exercise of the EIS Exchange Right (including share distributions and dividends thereon, any security into which such HepaSense Preferred Shares shall be converted and all certificates representing such shares of capital stock and, issued as an addition to, in substitution or in exchange for, or on account of any such shares, now or hereafter acquired by the Company, the "Pledged Shares").

               (b) The Company shall cause to be delivered to EIS all of the certificates evidencing the Pledged Shares together with duly executed stock power in favor of EIS, and cause to be filed with the Secretary of State of California an appropriate UCC-1 financing statement in respect of such pledge, assignment or setting over, and take all other necessary, appropriate and customary actions in connection therewith.

               (c) During the term of this pledge, in the event the Company shall be entitled to receive by reason of its ownership of any of the Pledged Shares any:

                             (i) Stock certificates issued in connection with
               any increase or reduction in capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off; or

                             (ii) Option, warrant or right, whether as an
               addition to or in substitution or exchange for any of the Pledged Shares or otherwise;

then, in each such case, the Company shall accept the same as agent of EIS or its permitted assign, in trust for EIS or its permitted assign and shall deliver the same immediately to EIS or its permitted assign in the exact form received with the Company's endorsement, to the extent necessary, or appropriate stock powers duly executed by the Company, to be held by EIS or its permitted assign as part of the Pledged Shares in accordance with the terms and conditions contained in this Section 6.

               (d) The obligations of the Company under this Section 6 shall commence upon the date hereof and shall terminate and be of no further force and effect upon the expiration of the EIS Exchange Right. Upon the termination of the pledge of the Pledged Shares, (i) the security interests granted hereby shall terminate and all rights to the Pledged Shares shall revert to the Company, (ii) EIS or its permitted assignee shall (x) deliver to the Company all of the certificates evidencing the Pledged Shares (including the securities delivered pursuant to Section 6(c)(i) and 6(c)(ii) hereof) and (y) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the security interest granted in this Section 6, including, without limitation, a UCC Form 3 termination statement.

               (e) Such pledge shall be governed by the applicable provisions of the New York Uniform Commercial Code. Upon exercise of the EIS Exchange Right, EIS shall be entitled to keep and retain such share certificates, which shall then be owned by EIS in accordance with the terms thereof. Except as specifically provided in Section 6(c) hereof, until EIS exercises the EIS Exchange Right, the Company shall retain all rights in and to the Pledged Shares (including without limitation all voting, dividend, liquidation and other rights), subject only to this pledge and the JDOA.


               SECTION 7. Survival Period. The representations and warranties of the Company and EIS contained herein shall survive for a period of two years from and after the date hereof.

               SECTION 8. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission (with receipt confirmed by telephone) addressed as follows:

                      (i) if to the Company, to:

                      Isis Pharmaceuticals, Inc.
                      2292 Faraday Avenue
                      Carlsbad, CA 92008
                      Attn:  B. Lynne Parshall
                      Tel.: 760-603-2460
                      Fax:  760-931-9639

                      with a copy to:
                      Cooley Godward LLP
                      4365 Executive Drive
                      San Diego, CA 92121
                      Attn:  Julie Robinson, Esq.
                      Tel.:  619-550-6000
                      Fax:  619-453-3555

                      (ii) if to EIS, to:

                      Elan International Services, Ltd.
                      Flatts, Smiths Parish
                      Bermuda, FL 04
                      Attention: Director
                      Tel.:  441-292-9169
                      Fax:  441-292-2224

                      with a copy to:

                      Brock Silverstein LLC
                      800 Third Avenue
                      New York, New York 10022
                      Attention: Scott Rosenblatt, Esq.
                      Tel.: 212-371-2000
                      Fax:  212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery service, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

               SECTION 9. Entire Agreement. This Agreement and the other Transactions Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

               SECTION 10. Amendments. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS dated after the date hereof.

               SECTION 11. Counterparts and Facsimile. The Transactions Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transactions Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

               SECTION 12. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, except that all issues concerning the relative rights of the Company and its stockholders shall be governed by the Delaware General Corporation Law, without giving effect to the principles of conflicts of laws.

               SECTION 14. Arbitration.

               (a) Any dispute under the Transactions Documents which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Such arbitrator shall be reasonably satisfactory to each of the parties; provided, that if the parties are unable to agree upon the identity of such arbitrator within 15 days of demand by either party, then either party shall have the right to petition a presiding justice of the Supreme Court of New York, New York County, to appoint an arbitrator. The arbitration shall be held in New York, New York and the arbitrator shall be an independent expert in pharmaceutical product development and marketing (including clinical development and regulatory affairs).

               (b) The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties and each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

               (c) In rendering judgment, the arbitrator shall be instructed by the parties that he or she shall be permitted to select solely from between the proposals for resolution of the relevant issue presented by each party, and not any other proposal. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within 30 days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion.

               (d) Any arbitration under the Transactions Documents shall be completed within one year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties and each party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other party.

               (e) The parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Application may be made to any court having jurisdiction over the party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.

               SECTION 15. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transactions Documents.

               SECTION 16. Schedules, etc. All statements contained in any exhibit or schedule delivered by the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

               SECTION 17. Assignments and Transfers. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the shares of Series B Preferred Stock and the shares of Common Stock being purchased hereunder by EIS, the Note, the Warrants, and the shares of Common Stock underlying the Series B Preferred Stock, the Note and the Warrants may be transferred by EIS to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS or its affiliates, provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement, the shares of Series B Preferred Stock and Common Shares being purchased hereunder by EIS, the Note, the Warrants, and the shares of Common Stock underlying the Series B Preferred Stock, the Note and the Warrants, or any interest therein, without the prior written consent of the other party; provided, however, that no consent shall be required in connection with any such transfer or assignment by a party pursuant to a sale of all or substantially all of the business of such party whether by merger, sale of stock, sale of assets or otherwise.

               SECTION 18. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

                            [Signature Page Follows.]

               IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                                        ISIS PHARMACEUTICALS, INC.



                                        By:
                                             -----------------------------------
                                             B. Lynne Parshall
                                             Executive Vice President


                                        ELAN INTERNATIONAL SERVICES, LTD.


                                        By:
                                             -----------------------------------
                                             Kevin Insley
                                             President

                                    EXHIBIT A
                           CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT B
                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT C
                      COMPANY REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D
                     HEPASENSE REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E
                                FUNDING AGREEMENT

                                    EXHIBIT F
                               WARRANT CERTIFICATE
                    (FIRST SUBSEQUENT COMMON STOCK PURCHASE)

                                    EXHIBIT G
                               WARRANT CERTIFICATE
                    (SECOND SUBSEQUENT COMMON STOCK PURCHASE)

                                    EXHIBIT H
                         FORM OF SECRETARY'S CERTIFICATE

                                    EXHIBIT I
                           OPINION OF COUNSEL TO ISIS



                                       26